Media Relations Contact	Investor Relations Contact
Timothy G. Weir, APR	Todd Taylor
Director of Public Affairs, Communications & Marketing	Vice President and Treasurer
(812) 962-5128 | tweir@accuridecorp.com	(812) 962-5105 | ttaylor@accuridecorp.com

FOR IMMEDIATE RELEASE

Accuride Reports Third Quarter 2016 Results
·	Net loss of $28.6 million, or a negative $0.59 per share
·	Net loss from continuing operations of $6.8 million, or a negative $0.14 per share
·	Net sales from continuing operations of $125.2 million, down 14.0 percent from the third quarter of 2015

EVANSVILLE, Ind. – November 1, 2016 – Accuride Corporation (NYSE: ACW) ("Accuride" or the "Company") – a leading supplier of components to the North American and European commercial vehicle industries – today reported financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Results
Third quarter 2016 net sales were $125.2 million, which represented a decrease of $20.5 million, or 14.0 percent, compared with net sales of $145.7 million for the third quarter of 2015. The decrease was driven by $24.5 million from lower-than-anticipated demand for wheels and brake drums in North America, and $4.3 million in pricing that was primarily related to the pass-through of lower raw material costs. Partially offsetting the decrease was an $8.3 million increase in net sales from Gianetti Ruote, in which Accuride took a majority stake in November 2015.

Accuride's operating income was $1.5 million, down $9.6 million compared to operating income of $11.1 million in the third quarter of 2015. This was primarily due to the incremental margin loss on the lower product demand, which was partially offset by lower corporate spending. The Company reported a net loss of $28.6 million, or a negative $0.59 per share, including a loss from discontinued operations, net of tax, of $21.9 million related to the sale of the Brillion Iron Works subsidiary during the third quarter. The Company's net loss from continuing operations attributable to shareholders was $6.8 million, or a negative $0.14 per share, compared to net income of $5.4 million, or $0.11 per share, in the third quarter of 2015. Third quarter Adjusted EBITDA from continuing operations was $13.5 million, or 10.8 percent of net sales, compared to $21.6 million, or 14.8 percent of net sales, in the same quarter of 2015.

Third Quarter Business Segment Results

Wheels
Wheels segment net sales were $90.9 million, down $10.9 million, or 10.7 percent, from the same period in 2015. The third quarter of 2016 included $8.3 million in net sales from Gianetti. Excluding Gianetti, Wheels segment net sales were down $19.2 million, or 18.9 percent, from the same period in 2015. This decrease was primarily related to lower production volume from North American OEM customers and reduced aftermarket customer demand totaling $15.3 million, plus the pass-through of lower material costs of $3.9 million. Wheels' Adjusted EBITDA was $14.7 million, a decrease of $7.7 million, or 34.3 percent, from the third quarter of 2015.

Gunite
Gunite segment net sales were $34.3 million, down $9.5 million, or 21.7 percent, from the third quarter of 2015. This decrease is largely attributable to lower North American Class 8 OEM production and reduced aftermarket demand totaling $9.1 million, coupled with the pass-through of lower material costs of $0.4 million. Gunite's Adjusted EBITDA was $4.9 million, a decrease of $1.6 million, or 24.7 percent, from the third quarter of 2015.

Liquidity and Debt
As of September 30, 2016, total debt was $318.1 million, consisting of $305.8 million of the outstanding 9.5% senior secured notes, net of discount and debt issuance costs, and $12.3 million in debt obligations related to the Company's majority stake in Gianetti. As of September 30, 2016, Accuride had $27.0 million of cash and $37.0 million in availability under its ABL Credit Facility for total liquidity of $64.0 million. Cash included $11.7 million in net proceeds from the sale of Brillion.

In light of the previously announced merger agreement pursuant to which Accuride is to be acquired by affiliates of Crestview Partners, Accuride will not be hosting a conference call to discuss its third quarter 2016 financial results.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries. The company's products include commercial vehicle wheels and wheel-end components and assemblies. The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite® and Gianetti Ruote™. Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information: www.AccurideCorp.com.

Forward-Looking Statements
Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed merger contemplated by the Agreement and Plan of Merger, dated September 2, 2016, by and among the Company, Armor Parent Corp. and Armor Merger Sub Corp. (such merger, the "proposed transaction" and such agreement, the "Merger Agreement")and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential," or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain shareholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, Accuride's shareholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC's website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 18, 2016, and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, are available on the SEC's website at www.sec.gov.

Important Additional Information
In connection with the proposed transaction, on October 17, 2016, the Company filed with the SEC and sent to its stockholders a definitive proxy statement. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC's website at www.sec.gov, at the Company's website at www.accuridecorp.com or by sending a written request to the Company at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation
The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's stockholders in connection with the proposed transaction, as well as any direct or indirect interests such persons may have in the proposed transaction, is set forth in the annual proxy statement for the Company's 2016 Annual Meeting of Stockholders and the definitive proxy statement filed in connection with the proposed transaction.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended September 30,
(Dollars in thousands)	2016		2015

Net Sales:
Wheels	$90,923	72.6%	$101,833	69.9%
Gunite	34,279	27.4%	43,823	30.1%
Total Net Sales from Continuing Operations	$125,202	100.0%	$145,656	100.0%

Gross Profit from Continuing Operations	$11,943	9.5%	$21,623	14.8%

Income (Loss) from Continuing Operations:
Wheels	$4,658	5.1%	$13,715	13.5%
Gunite	3,435	10.0%	5,061	11.5%
Corporate / Other	(6,610)	—	(7,658)	—
Consolidated Total	$1,483	1.2%	$11,118	7.6%

Net Income (Loss) from Continuing Operations – Attributable to Stockholders	$(6,751)	(5.4)%	$5,398	3.7%

Adjusted EBITDA:
Wheels	$14,698	16.2%	$22,384	22.0%
Gunite	4,870	14.2%	6,468	14.8%
Corporate / Other	(6,051)	—	(7,256)	—
Adjusted EBITDA from Continuing Operations	13,517	10.8%	21,596	14.8%
Discontinued Operations	(1,791)	—	(2,443)	—
Consolidated Total	$11,726	9.4%	$19,153	13.1%

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Nine Months Operating Results
(UNAUDITED)

	Nine Months Ended September 30,
(Dollars in thousands)	2016		2015

Net Sales:
Wheels	$300,713	72.1%	$324,525	71.6%
Gunite	116,517	27.9%	128,569	28.4%
Total Net Sales from Continuing Operations	$417,230	100.0%	$453,094	100.0%

Gross Profit from Continuing Operations	$56,111	13.4%	$67,088	14.8%

Income (Loss) from Continuing Operations:
Wheels	$30,773	10.2%	$44,372	13.7%
Gunite	13,321	11.4%	15,140	11.8%
Corporate / Other	(22,548)	—	(25,668)	—
Consolidated Total	$21,546	5.2%	$33,844	7.5%

Net Income (Loss) from Continuing Operations – Attributable to Stockholders	$(2,852)	(0.7)%	$10,156	2.2%

Adjusted EBITDA:
Wheels	$60,136	20.0%	$70,703	21.8%
Gunite	17,606	15.0%	19,238	15.0%
Corporate / Other	(21,416)	—	(24,282)	—
Adjusted EBITDA from Continuing Operations	$56,326	14.0%	$65,659	14.5%
Discontinued Operations	(5,688)	—	682	0.1%
Consolidated Total	$50,638	12.0%	$66,341	14.6%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2016	2015	2016	2015

NET SALES	$125,202	$145,656	$417,230	$453,094
COST OF GOODS SOLD	113,259	124,033	361,119	386,006
GROSS PROFIT	11,943	21,623	56,111	67,088
OPERATING EXPENSES:
Selling, general and administrative	10,460	10,505	34,565	33,244
INCOME FROM OPERATIONS	1,483	11,118	21,546	33,844
OTHER INCOME (EXPENSE):
Interest expense, net	(8,442)	(8,249)	(25,248)	(24,953)
Other income (loss), net	(9)	(1,142)	582	(2,398)
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(6,968)	1,727	(3,120)	6,493
INCOME TAX EXPENSE (BENEFIT)	410	(3,671)	1,166	(3,663)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(7,378)	5,398	(4,286)	10,156
DISCONTINUED OPERATIONS, NET OF TAX	(21,861)	(3,578)	(28,042)	(2,585)
NET INCOME (LOSS)	(29,239)	1,820	(32,328)	7,571
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(627)	—	(1,434)	—
NET INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS	$(28,612)	$1,820	$(30,894)	$7,571
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans and foreign currency	(2,128)	(3,259)	(3,182)	15,581
COMPREHENSIVE INCOME (LOSS)	$(30,740)	$(1,439)	$(34,076)	$23,152

EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS
Weighted average common shares outstanding—basic	48,332	48,015	48,247	47,943
Basic income (loss) per share-continuing operations	(0.14)	0.11	(0.06)	0.21
Basic loss per share-discontinued operations	(0.45)	(0.07)	(0.58)	(0.05)
Basic income (loss) per share	$(0.59)	$0.04	$(0.64)	$0.16
Weighted average common shares outstanding—diluted	48,332	49,422	48,247	48,844
Diluted income (loss) per share-continuing operations	(0.14)	0.11	(0.06)	0.21
Diluted loss per share-discontinued operations	(0.45)	(0.07)	(0.58)	(0.05)
Diluted income (loss) per share	$(0.59)	$0.04	$(0.64)	$0.16

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,
(In thousands)	2016	2015

Net income	$(29,239)	$1,820
Income tax expense (benefit)	410	(3,671)
Interest expense, net	8,442	8,249
Depreciation and amortization	10,536	10,491
Loss on disposal of discontinued operation	19,280	—
Noncontrolling interest	504	—
Restructuring, severance and other charges[1]	1,063	476
Other items related to our credit agreement[2]	730	1,788
Adjusted EBITDA	$11,726	$19,153

Note:
1)
For the three months ended September 30, 2016, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, noncontrolling interest in subsidiaries, plus $1.1 million in costs associated with restructuring items. For the three months ended September 30, 2015, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.5 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended September 30, 2016, items related to our credit agreement consisted of foreign currency losses/(gains) and other income or expenses of $0.7 million. For the three months ended September 30, 2015, items related to our credit agreement consisted of foreign currency losses/(gains) and other income or expenses of $1.8 million.

	Nine Months Ended September 30,
(In thousands)	2016	2015

Net income (loss)	$(32,328)	$7,571
Income tax expense (benefit)	1,166	(3,663)
Interest expense, net	25,248	24,953
Depreciation and amortization	32,893	31,500
Loss on disposal of discontinued operation	19,280	—
Noncontrolling interest	1,073	—
Restructuring, severance and other charges[1]	2,072	1,715
Other items related to our credit agreement[2]	1,234	4,265
Adjusted EBITDA	$50,638	$66,341

Note:
3)
For the nine months ended September 30, 2016, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, noncontrolling interest in subsidiaries, plus $2.1 million in costs associated with restructuring items. For the nine months ended September 30, 2015, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $1.7 million in costs associated with restructuring items.

4)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the nine months ended September 30, 2016, items related to our credit agreement consisted of foreign currency losses/(gains) and other income or expenses of $1.2 million. For the nine months ended September 30, 2015, items related to our credit agreement consisted of foreign currency losses/(gains) and other income or expenses of $4.3 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30, 2016
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$4,658	$7,890	$2,150	$14,698
Gunite	3,435	1,185	250	4,870
Corporate / Other	(6,610)	711	(152)	(6,051)
Discontinued Operations	(2,530)	750	(11)	(1,791)
Consolidated Total	$(1,047)	$10,536	$2,237	$11,726

	Three Months Ended September 30, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$13,715	$7,469	$1,200	$22,384
Gunite	5,061	1,157	250	6,468
Corporate / Other	(7,658)	678	(276)	(7,256)
Discontinued Operations	(3,630)	1,187	—	(2,443)
Consolidated Total	$7,488	$10,491	$1,174	$19,153

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	Nine Months Ended September 30, 2016
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$30,773	$24,245	$5,118	$60,136
Gunite	13,321	3,535	750	17,606
Corporate / Other	(22,548)	2,115	(983)	(21,416)
Discontinued Operations	(8,672)	2,988	(4)	(5,688)
Consolidated Total	$12,874	$32,883	$4,881	$50,638

	Nine Months Ended September 30, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$44,372	$22,731	$3,600	$70,703
Gunite	15,140	3,348	750	19,238
Corporate / Other	(25,668)	1,874	(488)	(24,282)
Discontinued Operations	(2,865)	3,547	—	682
Consolidated Total	$30,979	$31,500	$3,862	$66,341

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, noncontrolling interest in subsidiaries, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(In thousands)	2016	2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,954	$29,759
Customer and other receivables	56,383	60,075
Inventories	35,213	41,761
Other current assets	8,180	7,347
Current assets of discontinued operations	—	12,988
Total current assets	126,730	151,930
PROPERTY, PLANT AND EQUIPMENT, net	184,814	194,821
OTHER ASSETS:
Goodwill and other assets	221,674	224,597
Non-current assets of discontinued operations	—	32,271
TOTAL	$533,218	$603,619
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$51,089	$63,870
Short term debt obligations	10,635	10,286
Other current liabilities	26,172	34,690
Current liabilities of discontinued operations	—	13,052
Total current liabilities	87,896	121,898
LONG-TERM DEBT	307,435	304,254
OTHER LIABILITIES	101,009	105,680
NON-CURRENT LIABILITIES OF DISCONTINUED OPERATIONS	—	933
STOCKHOLDERS' EQUITY:
Total stockholders' equity	36,878	70,854
TOTAL	$533,218	$603,619

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